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                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]

November 19, 1996



TMP Worldwide Inc.
1633 Broadway, 33rd Floor
New York, New York  10019

Re: TMP Worldwide Inc.
    REGISTRATION STATEMENT ON FORM S-1

Dear Sirs:

    In connection with the Registration Statement on Form S-1 (the
"Registration Statement") filed by Telephone Marketing Programs Incorporated, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (Commission File No. 333-12471), relating to the public offering of up to an aggregate of 5,520,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company, including 720,000 shares which may be purchased by the underwriters if they exercise the option granted to them by the Company to cover over-allotments, we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

    Upon the basis of such examination, we advise you that in our opinion the Shares have been duly and validly authorized; 656,563 of such Shares that will be sold by certain selling stockholders, which, when issued upon the consummation of the merger of various entities with and into the Company and/or upon the exercise of options or warrants (in accordance with the terms of the merger agreement or such option and warrants), will be legally issued, fully paid and non-assessable, and the remainder of the Shares, when sold in the manner contemplated by the Underwriting Agreement filed as an exhibit to the Registration Statement, upon receipt by the Company of payment therefor as provided in such agreement, will be legally issued, fully paid and non-assessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein and elsewhere in the Registration Statement and Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                  Very truly yours,

                                  /s/ Fulbright & Jaworski L.L.P.